Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Evolution Metals & Technologies Corp. (the “Company”) for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission (the “Report”), I, Suk Jin Moon, Chief Executive Officer of the Company, and Christopher Clower, Chief Financial Officer and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 20, 2026	/s/ Suk Jin Moon
Suk Jin Moon Chief Executive Officer (Principal Executive Officer)

Date: February 20, 2026	/s/ Christopher Clower
Christopher Clower
Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.